Exhibit 99.1

LNB Bancorp, Inc. Reports Second Quarter 2009 Results

  Net interest income increases 12 percent 2Q09 vs. 2Q08
  Net income $.07 per share for the quarter
  Pre-provision core earnings* up significantly; provision for loan losses remains high

LORAIN, Ohio--(BUSINESS WIRE)--August 4, 2009--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported net income before the payment of preferred dividends of $516,000 for the three months ended June 30, 2009, or $.07 per diluted share, compared with a net loss of $1,135,000, or $.16 per diluted share reported for the same period a year ago.

For the first six months of 2009, net income before the payment of preferred dividends was $1,833,000, or $.25 per diluted share, compared to net income of $312,000, or $.04 per diluted share in the first six months of 2008. Net income available for common shareholders -- net income less preferred stock dividends paid to the U.S. Treasury -- was $197,000 for the second quarter of 2009, or $.03 per share, and $1,215,000, or $.17 per share, for the first six months of 2009.

“The core financial performance of the company continues to be strong amid the ongoing economic challenges facing our regional and national economy,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc.

Pre-provision core earnings* equaled $3,448,000 for the second quarter compared to $2,453,000 for the second quarter one year ago, an increase of 40.6 percent. For the first six months of 2009 pre-provision core earnings* totaled $6,843,000 compared to $4,785,000 for the first six months of 2008, an increase of 43.0 percent.

The second quarter earnings were significantly impacted by higher credit cost as the Company provided $2,484,000 for possible loan losses. The provision for the second quarter on a per share basis equaled $.34 compared to $.25 for the first quarter of 2009 and $.64 per share for the second quarter of 2008. Net charge-offs of $1,081,000 for the quarter were down $805,000 from $1,886,000 for the first quarter of the year. For the six month period, the provision for loan losses was $4,293,000, or $.59 per share, and $5,138,000, or $.70 per share for 2009 and 2008, respectively. A major factor currently driving provision for loan loss is the lower valuation of underlying collateral for real estate loans.

Second quarter earnings were also impacted by a special assessment from the Federal Deposit Insurance Corporation of $550,000 or $.08 per share. The FDIC special assessment, levied on all FDIC-insured depository institutions, is designed to replenish the regulator’s insurance fund. The FDIC has indicated that it may impose another special assessment later this year.

“The economic downturn continues to have a negative impact on credit quality and the Company remains aggressive in managing these issues. We expect this challenging environment to continue for the next few quarters. Meanwhile, our ability to grow our core franchise and build market share will position us favorably when the economy improves.” said Klimas.

Key Performance Measures

Net interest income for the second quarter of 2009 was $9,134,000, a 12.2 percent increase compared with net interest income of $8,139,000 for the second quarter a year ago. For the first half of 2009, net interest income was $18,032,000, compared to $15,659,000 for the same period a year ago, an increase of 15.2 percent. The lower interest rate environment resulted in a decline in the net interest margin of 3.28 percent for the second quarter compared with 3.33 percent in the first quarter of 2009 and 3.35 percent for the second quarter of 2008.

Noninterest income was $3,244,000 for the second quarter of 2009 compared to $2,857,000 in the first quarter of 2009 and $3,154,000 the second quarter one year ago.

Noninterest expense was $9,480,000 for the second quarter of 2009, compared with $8,840,000. Nearly all of the increase was due to the FDIC special assessment of $550,000. For the second quarter of 2009, the efficiency ratio – which measures the relationship of noninterest expense to total revenue -- was 75.73 percent, compared to 77.56 percent for the same period a year ago. Excluding the impact of the FDIC special assessment, the second quarter’s noninterest expense was $8,930,000 for 2009 and the efficiency ratio was 71.34 percent. For the first six months of 2009, noninterest expense was $17,840,000 compared to $17,362,000 for the first six months of 2008. Given the current economic conditions, management will continue to focus on controlling operating expenses.

“We continue to focus on making quality loans that meet our customers’ needs in our local markets,” said Klimas. Portfolio loans at the end of the second quarter of 2009 stood at $803,549,000, a 4.4 percent increase from the same period a year ago. Total assets at the end of the first quarter of 2009 stood at $1,232,095,000 compared with $1,072,974,000 at the end of the first quarter of 2008.

The bank’s continued strong marketing and sales efforts brought deposit gains from consumers, businesses and government entities. As a result, total deposits grew to $1,014,724,000 at the end of the second quarter of 2009, up 17.8 percent compared to the same quarter a year ago.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses and the FDIC special assessments. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion financial holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 21 retail-banking locations and 28 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include significant increases in competitive pressure in the banking and financial services industries; changes in the interest rate environment which could reduce anticipated or actual margins; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition; persisting volatility and limited credit availability in the financial markets, particularly if The Emergency Economic Stabilization Act of 2008 (“EESA”), the American Recovery and Reinvestment Act of 2009, the Financial Stability Plan announced on February 10, 2009, by the Secretary of the U.S. Treasury, in coordination with other financial institution regulators, and other initiatives undertaken by the U.S. government do not have the intended effect on the financial markets; limitations on the Company’s ability to return capital to shareholders and dilution of the Company’s common shares that may result from the terms of the Capital Purchase Program (“CPP”), pursuant to which the Company issued securities to the United States Department of the Treasury (the “U.S. Treasury”); increases in interest rates or further weakening economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; asset price deterioration, which has had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; general economic conditions, either nationally or regionally (especially in northeastern Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; changes occurring in business conditions and inflation; changes in technology; changes in trade, monetary, fiscal and tax policies; changes in the securities markets, in particular, continued disruption in the fixed income markets and adverse capital market conditions; continued disruption in the housing markets and related conditions in the financial markets; and changes in general economic conditions and competition in the geographic and business areas in which the Company conducts its operations, particularly in light of the recent consolidation of competing financial institutions; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the Securities and Exchange Commission.. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At June 30, 2009	At December 31, 2008
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$22,019	$21,723
Federal funds sold and short-term investments	47,239	15,200
Cash and cash equivalents	69,258	36,923
Interest-bearing deposits in other banks	356	352
Securities:
Trading securities, at fair value	10,630	11,261
Available for sale, at fair value	281,733	223,052
Total Securities	292,363	234,313
Restricted stock	4,985	4,884
Loans held for sale	6,438	3,580
Loans:
Portfolio loans	803,549	803,551
Allowance for loan losses	(12,978)	(11,652)
Net loans	790,571	791,899
Bank premises and equipment, net	10,573	11,504
Other real estate owned	1,170	1,108
Bank owned life insurance	16,069	15,742
Goodwill, net	21,582	21,582
Intangible assets, net	1,074	1,142
Accrued interest receivable	4,531	4,290
Other assets	13,125	8,816
Total Assets	$1,232,095	$1,136,135

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$95,327	$93,994
Savings, money market and interest-bearing demand	324,845	292,679
Certificates of deposit	594,552	534,502
Total deposits	1,014,724	921,175
Short-term borrowings	29,289	22,928
Federal Home Loan Bank advances	43,006	53,357
Junior subordinated debentures	20,620	20,620
Accrued interest payable	3,356	3,813
Accrued taxes, expenses and other liabilities	13,421	7,183
Total Liabilities	1,124,416	1,029,076
Shareholders' Equity
Preferred Shares, Series A Voting, no par value, authorized 750,000 shares, none issued at June 30, 2009 and December 31, 2008.	-	-
Preferred stock, Series B, no par value, 25,223 shares authorized and issued at June 30, 2009 and December 31, 2008.	25,223	25,223
Discount on Series B preferred stock	(138)	(146)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 7,623,857 at June 30, 2009 and December 31, 2008.	7,624	7,624
Additional paid-in capital	37,840	37,783
Retained earnings	41,501	41,682
Accumulated other comprehensive income	1,575	839
Treasury shares at cost, 328,194 shares at June 30, 2009 and at December 31, 2008	(6,092)	(6,092)
Total Shareholders' Equity	107,679	107,059
Total Liabilities and Shareholders' Equity	$1,232,095	$1,136,135

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$11,360	$11,962	$22,971	$24,538
Securities:
U.S. Government agencies and corporations	2,537	1,964	5,012	3,934
State and political subdivisions	266	186	499	348
Trading securities	119	236	246	529
Other debt and equity securities	55	67	118	132
Federal funds sold and short-term investments	19	28	33	76
Total interest income	14,356	14,443	28,879	29,557

Interest Expense
Deposits	4,601	5,397	9,503	11,906
Federal Home Loan Bank advances	348	553	780	1,123
Short-term borrowings	32	86	68	261
Junior subordinated debenture	241	268	496	608
Total interest expense	5,222	6,304	10,847	13,898
Net Interest Income	9,134	8,139	18,032	15,659
Provision for Loan Losses	2,484	4,664	4,293	5,138
Net interest income after provision for loan losses	6,650	3,475	13,739	10,521
Noninterest Income
Investment and trust services	559	587	909	1,119
Deposit service charges	1,095	1,190	2,121	2,301
Other service charges and fees	705	682	1,342	1,326
Income from bank owned life insurance	165	398	327	581
Other income	81	70	164	669
Total fees and other income	2,605	2,927	4,863	5,996
Securities gains, net	249	69	586	283
Gains on sale of loans	368	157	622	344
Gains (loss) on sale of other assets, net	22	1	30	(135)
Total noninterest income	3,244	3,154	6,101	6,488

Noninterest Expense
Salaries and employee benefits	3,802	3,861	7,520	7,639
Furniture and equipment	1,189	1,035	2,331	2,031
Net occupancy	570	603	1,214	1,260
Outside services	789	591	1,344	1,474
Marketing and public relations	295	274	539	582
Supplies, postage and freight	306	335	640	684
Telecommunications	185	202	388	446
Ohio Franchise tax	225	225	457	445
FDIC assessments	976	37	1,289	61
Other real estate owned	103	509	174	607
Electronic banking expenses	200	300	389	510
Loan and collection expense	368	232	578	460
Other expense	472	636	977	1,163
Total noninterest expense	9,480	8,840	17,840	17,362
Income before income tax expense	414	(2,211)	2,000	(353)
Income tax expense	(102)	(1,076)	167	(665)

Net Income	$516	$(1,135)	$1,833	$312
Dividends and accretion on preferred stock	319	-	618	-
Net Income Available to Common Shareholders	$197	$(1,135)	$1,215	$312

Net Income Per Common Share
Basic	$0.03	$(0.16)	$0.17	$0.04
Diluted	0.03	(0.16)	0.17	0.04
Dividends declared	0.09	0.18	0.18	0.36
Average Common Shares Outstanding
Basic	7,295,663	7,295,663	7,295,663	7,295,663
Diluted	7,295,663	7,295,663	7,295,663	7,295,663

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
END OF PERIOD BALANCES
Assets	$1,232,095	$1,188,335	$1,072,974	$1,232,095	$1,072,974
Deposits	1,014,724	978,120	861,202	1,014,724	861,202
Portfolio loans	803,549	802,267	769,785	803,549	769,785
Allowance for loan losses	12,978	11,575	11,874	12,978	11,874
Shareholders' equity	107,679	108,108	78,747	107,679	78,747

AVERAGE BALANCES
Assets:
Total assets	$1,202,197	$1,169,895	$1,065,593	$1,186,135	$1,064,967
Earning assets	1,133,466	1,099,313	989,006	1,116,483	988,853
Securities	325,030	291,624	224,316	308,418	225,276
Total loans	808,436	807,689	764,690	808,065	763,577
Liabilities and shareholders' equity:
Total deposits	$995,775	$949,825	$864,217	$972,927	$863,643
Interest bearing deposits	903,018	859,370	777,357	881,315	777,790
Interest bearing liabilities	990,496	961,018	885,878	975,838	885,453
Total shareholders' equity	108,255	107,705	82,898	107,981	83,532

INCOME STATEMENT
Net interest income	$9,134	$8,898	$8,139	$18,032	$15,659
Net interest income-FTE (1)	9,274	9,019	8,244	18,293	15,860
Provision for loan losses	2,484	1,809	4,664	4,293	5,138
Noninterest income	3,244	2,857	3,154	6,101	6,488
Noninterest expense	9,480	8,360	8,840	17,840	17,362
Taxes	(102)	269	(1,076)	167	(665)
Net income	516	1,317	(1,135)	1,833	312
Less Preferred stock dividend and accretion	319	299	-	618	-
Net income available to common shareholders	197	1,018	(1,135)	1,215	312

PER SHARE DATA
Basic net income per common share	$0.03	$0.14	$(0.16)	$0.17	$0.04
Diluted net income per common share	0.03	0.14	(0.16)	0.17	0.04
Cash dividends per common share	0.09	0.09	0.18	0.18	0.36
Basic average common shares outstanding	7,295,663	7,295,663	7,295,663	7,295,663	7,295,663
Diluted average common shares outstanding	7,295,663	7,295,663	7,295,663	7,295,663	7,295,663

KEY RATIOS
Return on average assets (2)	0.17%	0.46%	-0.43%	0.31%	0.06%
Return on average common equity (2)	1.91%	4.96%	-5.51%	3.42%	0.75%
Efficiency ratio	75.73%	70.39%	77.56%	73.13%	77.69%
Noninterest expense to average assets (2)	3.16%	2.90%	3.34%	3.03%	3.28%
Average equity to average assets	9.00%	9.21%	7.78%	9.10%	7.84%
Net interest margin	3.23%	3.28%	3.31%	3.26%	3.18%
Net interest margin (FTE) (1)	3.28%	3.33%	3.35%	3.30%	3.23%

ASSET QUALITY
Nonperforming loans	$33,133	$21,301	$15,428	$33,133	$15,428
Other real estate owned	1,170	1,468	2,351	1,170	2,351
Total nonperforming assets	34,303	22,769	17,779	34,303	17,779
Net Charge Offs	1,081	1,886	790	2,967	1,084
Total nonperforming loans to total loans	4.12%	2.66%	2.00%	4.12%	2.00%
Total nonperforming assets to total assets	2.78%	1.92%	1.66%	2.78%	1.66%
Net charge-offs to average loans (2)	0.54%	0.95%	0.42%	0.74%	0.29%
Allowance for loan losses	1.62%	1.44%	1.54%	1.62%	1.54%
Allowance to nonperforming loans	39.17%	54.34%	76.96%	39.17%	76.96%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

Reconciliation Table - Pre-provision Core Earnings*
(Dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

Pre-provision Core Earnings*	$3,448	$2,453	$6,843	$4,785
Provision for Loan Losses	2,484	4,664	4,293	5,138
FDIC special assessments	550	-	550	-
Income before income tax expense	414	(2,211)	2,000	(353)

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses and the FDIC special assessments. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643